DISCOVERY ZONE, INC

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     (DOLLARS IN THOUSANDS, EXCEPT RATIOS)


                                                                          SEVEN MONTHS     FIVE MONTHS
                                                                          ENDED JULY 31   ENDED DECEMBER
                                                                               1997          31, 1997
                                                                          -------------   --------------

Pre-tax income (loss) from continuing operations........................         (5,453)        (27,966)
Adjustments:
  Fixed Charges.........................................................          3,249           6,076
                                                                          -------------   --------------
Earnings before taxes and fixed charges as adjusted.....................         (2,204)         (21,890)
                                                                          =============   ==============
Fixed Charges:
  Interest incurred.....................................................          3,249            6,076
  Portion of rent expense which represents interest factor..............        --              --
                                                                          -------------   --------------
Total fixed charges.....................................................          3,249            6,076
                                                                          =============   ==============
Ratio of earnings to fixed charges......................................        --              --
                                                                          =============   ==============

                                                                              YEAR ENDED DECEMBER 31,
                                                                          ------------------------------
                                                                                 1995            1996
                                                                          -------------   --------------
Pre-tax income (loss) from continuing operations........................       (445,245)        (83,834)
Adjustments:
  Fixed Charges.........................................................         12,226           6,277
                                                                          -------------   --------------
Earnings before taxes and fixed charges as adjusted.....................       (433,019)        (77,557)
                                                                          =============   ==============
Fixed Charges:
  Interest incurred.....................................................         12,226            6,277
  Portion of rent expense which represents interest factor..............        --              --
                                                                          -------------   --------------
Total fixed charges.....................................................         12,226            6,277
                                                                          =============   ==============
Ratio of earnings to fixed charges......................................        --              --
                                                                          =============   ==============